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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80927, 333-63169, and 333-63249) of Celeris Corporation
(formerly Summit Medical Systems, Inc.) of our report dated April 3, 1997, with respect to the consolidated financial statements and schedule of Celeris Corporation (formerly Summit Medical Systems, Inc.) for the year ended December 31, 1996, included in its Annual Report (Form 10-K) for the year ended December 31, 1998.



                                            /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 26, 1999